Investor Contacts: Carl J. Crosetto GSC Group 973 437-1007 Michael H. Yip GSC Group 973-593-5424

GSC Investment Corp. Announces Third Quarter 2008 Financial Results
__________________________________________

NEW YORK, January 10, 2008 – GSC Investment Corp. (NYSE:GNV), a business development company, today announced results for the quarter ended November 30, 2007.

Third Quarter 2008 Highlights

•	Adjusted net investment income of $3.1 million, or $0.37 per share (basic and diluted ) for the three months ending November 30, 2007[1]

•	Net asset value of $13.51 per share as of November 30, 2007

•	Declared a $0.38 per share dividend for the quarter

Operating Results

For its third quarter of operations, GSC Investment Corp. reported net income of $1.1 million or $0.13 per share.  The adjusted net investment income of $3.1 million or $0.37 per share for the quarter, was offset by adjusted net loss on investments of $2 million or $0.24 per share.1  Net asset value was $13.51 per share as of November 30, 2007.

“We continue to be pleased with the performance of the portfolio, which is comprised of over 80% in secured loans and notes, and that we were able to pay our quarterly dividend entirely from net investment income,” said CEO Thomas V. Inglesby.

“We were able to generate our results during a quarter which featured especially challenging market conditions, as loan prices in November approached their summer lows.  A confluence of events has contributed to this weakness including large new issue transactions, year end dealer selling, and decreased purchases from non-traditional loan investors.  In particular, loans with weak covenants and aggressive capital structures have been affected most significantly,” said Mr. Inglesby.  “Despite the decline in the leveraged loan market, we remain confident in the overall credit quality of our portfolio.”

Portfolio and Investment Activity

As of November 30, 2007, the Company’s portfolio consisted of $199.7 million in aggregate principal amount of investments.  The Company had 43 investments in 36 portfolio companies with a median investment size of $4.3 million and a weighted average life of 4.7 years.  The median investment in each portfolio company is $5.2 million.  The overall portfolio composition consisted of 14.5% first lien term loans, 42.2% second lien term loans, 23.1% senior secured notes, 13.6% unsecured notes, 6.4% structured finance securities and 0.2% equity/limited partnership interests.

During the quarter, GSC Investment Corp. made investments in an aggregate principal amount of $14.6 million.  Also during the quarter, the Company had $20 million in exits and repayments resulting in net repayments of $5.4 million for the period.  For the quarter, the Company had $1.7 million in net realized gains, primarily as a result of the repayment of Sportcraft, LTD second lien loan.  Sportcraft LTD was one of the Company’s top 10 positions and was repaid at par.

In November, the Company engaged an investment bank to structure and raise a collateralized loan obligation fund (“CLO”).  The CLO priced on December 21, 2007, and is expected to close by the end of January.

“The CLO provides us with an efficient structure to purchase first lien senior secured loans where the market dislocation has been most severe,” said Mr. Inglesby.  “The CLO also allows us to leverage the core competency of GSC Group, which manages seven U.S. CLOs.”

As of November 30, 2007, the weighted average current yields on the Company’s first lien term loans, second lien term loans, senior secured notes, unsecured notes and other/structured finance securities were 9.5%, 12.2%, 11.8%, 13.3% and 11.4%, respectively, which results in an aggregate weighted current yield of 11.8%. As of November 30, 2007, 40% or $74 million of its interest-bearing portfolio was fixed rate debt with a weighted average current yield of 12.2% and 60% or $111.3 million of its interest-bearing portfolio was floating rate debt with a weighted average current spread of LIBOR plus 6.3%. There were no non-performing or delinquent investments.

Liquidity and Capital Resources

As of November 30, 2007, the Company had borrowed an aggregate of $84.4 million under its credit facilities and had $21.9 million of undrawn commitments remaining.  Subsequent to the end of the quarter, GSC Investment Corp. consolidated its credit facilities to allow for additional borrowing capacity.  As a result of this consolidation, the Company expensed the remaining $0.3 million balance of unamortized deferred financing costs associated with the facility.  These expenses are non-cash and are non-recurring.

Dividend

On December 3, 2007, GSC Investment Corp. paid a dividend of $0.38 per share.  Subsequent to the quarter end, the Company declared a special dividend of $0.18 per share payable on January 28, 2008, to common shareholders of record on January 18, 2008.  The special dividend is a partial distribution of realized capital gains.  Since its IPO in March 2007, the Company has declared $1.16 in dividends.

2008 Third Quarter Conference Call/Webcast Information

When: Friday, January 11, 2008, 10:00 a.m. Eastern Time (ET)

Call: Interested parties may participate by dialing (877) 545-1409 (U.S. and Canada) or (719) 325-4848 (outside U.S. and Canada).

A replay of the call will be available from 1:00 p.m. ET on Friday, January 11, 2008 through midnight Friday, January 25, 2008 by dialing (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (outside U.S. and Canada), passcode for both replay numbers: 6284410.

Webcast: Interested parties may also access a simultaneous webcast of the call by going to http://ir.gscinvestmentcorp.com/events.cfm. A replay of the webcast will be available from 1:00 p.m. ET on Friday, January 11, 2008, through midnight Friday, January 25, 2008.

About GSC Investment Corp.

GSC Investment Corp. is a specialty finance company externally managed by GSC Group that invests primarily in first and second lien term loans and mezzanine debt of private, U.S. middle-market companies and high yield bonds.  It has elected to be treated as a business development company under the Investment Company Act of 1940.  The Company also may opportunistically invest in distressed debt; debt and equity securities of public companies; credit default swaps; emerging market debt; and collateralized debt obligation vehicles holding debt, equity or synthetic securities.  The Company draws upon the support and investment advice of its external manager, GSC Group, an alternative asset investment manager that focuses on complex, credit-driven strategies.  GSC Group's corporate credit group manages approximately $8.1 billion of assets2 in leveraged loans, high yield bonds and mezzanine debt.  GSC Investment Corp. is traded on the New York Stock Exchange under the symbol “GNV.”

Forward Looking Statements

Information provided in this press release, including valuation of certain of our investments, may contain statements relating to current expectations, estimates, forecasts and projections about future events that are forward-looking statements.  These forward-looking statements generally relate to GSC Investment Corp.’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends.  Actual future results may differ materially from those projected as a result of certain risks and uncertainties.  For a discussion of such risks and uncertainties, see “Note About Forward-Looking Statements” included in the Company’s 10-K which has been filed with the U.S. Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and GSC Investment Corp. undertakes no obligation to update or revise the forward-looking statements, whether as a result of the new information, future events or otherwise.

####

_______________________
1 Basic and diluted adjusted net investment income per share and adjusted net gain/(loss) on investments per share are non-GAAP financial measures.  Adjusted net investment income per share is the per share increase in net assets from operations less realized and unrealized gains and losses, and any incentive management fees attributable to such net realized gains and losses.  Adjusted net gain/(loss) on investments per share is the net gain/(loss) on investments per share less any incentive management fees attributable to such net realized gains and losses.  The most directly comparable GAAP financial measure is the net per share increase in net assets from operations, which is reflected above as net income under the heading “Operating Results.”  GSC Investment Corp. believes that adjusted net investment income per share and adjusted net gain/(loss) on investments per share provide useful information to investors regarding financial performance because it is one method GSC Investment Corp. uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Reconciliations of basic and diluted adjusted net investment income per share and adjusted net gain/(loss) on investments per share to the most directly comparable GAAP financial measure are set forth in Schedule 1 hereto.

2 As of September 30, 2007.  Includes leverage and warehoused assets.

Schedule 1

	For the three months ended November 30, 2007	For the nine months ended November 30, 2007
	(unaudited)	(unaudited)

Net investment income per share, basic and diluted	$0.37	$0.99
Incentive fees attributed to gains	$-	$-
Adjusted net investment income per share, basic and diluted	$0.37	$0.99

Net loss on investments per share, basic and diluted	$(0.24)	$(0.51)
Incentive fees attributed to gains	$-	$-
Adjusted net loss on investments per share, basic and diluted	$(0.24)	$(0.51)

Basic and diluted GAAP EPS	$0.13	$0.48

GSC Investment Corp.

Consolidated Balance Sheets

	As of
	November 30, 2007	February 28, 2007
	(Unaudited)
ASSETS

Investments at fair value (amortized cost of $192,970,617 and $0, respectively)
Non-control/non-affiliate investments	$185,301,056	$-
Control investments	406,155	-
Affiliate investments	37,525	-
Total investments at fair value	185,744,736	-
Cash and cash equivalents	3,336,248	1,030
Cash, securitization accounts	5,549,171	-
Cash, restricted	3,104,293	-
Interest receivable	3,973,870	-
Due from manager	885,132	-
Other assets	277,494
Deferred financing costs, net	1,062,995	-
Deferred offering costs	-	808,617

Total assets	$203,933,939	$809,647

LIABILITIES

Debt	$84,375,261	$-
Dividend payable	3,150,726	-
Management and incentive fees payable	1,089,805	-
Payable from open trades	1,940,400	-
Accounts payable and accrued expenses	798,756	105,000
Interest and credit facility fees payable	420,363	-
Due to affiliate	81,568	73,810
Unrealized loss on derivative investment	71,682	-
Accrued offering cost	-	760,000
Total liabilities	$91,928,561	$938,810

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, par value $.0001 per share, 100,000,000 common shares
authorized, 8,291,384 and 67 common shares issued and outstanding, respectively	829	-
Capital in excess of par value	116,301,182	1,000
Accumulated deficit	(70,775)	(130,163)
Accumulated net realized gain on sale of investments	3,120,236	-
Net unrealized depreciation on investments and derivatives	(7,346,094)	-
Total stockholders' equity (deficit)	112,005,378	(129,163)

Total liabilities and stockholders' equity	$203,933,939	$809,647

NET ASSET VALUE PER SHARE	$13.51	n/a

GSC Investment Corp.

Consolidated Statement of Operations

	For the three months ended November 30, 2007	For the nine months ended November 30, 2007
	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments	$5,777,855	$15,184,683
Interest from cash and cash equivalents	104,143	280,140
Management fee income	-	383,562
Other income	-	17,298
Total investment income	5,881,998	15,865,683

EXPENSES
Interest and credit facility expenses	1,371,155	3,542,790
Professional fees	345,131	1,209,425
Base management fees	854,750	2,133,395
Incentive management fees	232,744	573,566
Administrator expenses	384,000	384,000
Insurance	155,678	431,107
Directors fees	63,000	241,840
General and administrative	52,887	228,792
Cost of acquiring management contract	-	144,000
Organizational expense	26,674	49,542
Expenses before manager reimbursement	3,486,019	8,938,457
Expense reimbursement	(674,276)	(1,257,718)
Total expenses net of expense reimbursement	2,811,743	7,680,739

NET INVESTMENT INCOME	3,070,255	8,184,944

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain on sale of investments	1,674,981	3,120,236
Net unrealized depreciation on investments	(3,607,622)	(7,225,881)
Net unrealized depreciation on derivatives	(76,166)	(120,213)
Net loss on investments	(2,008,807)	(4,225,858)

NET INCREASE IN NET ASSETS FROM OPERATIONS	$1,061,448	$3,959,086

BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.13	$0.48

COMMON STOCK OUTSTANDING—BASIC AND DILUTED	8,291,384	8,291,384